Exhibit 99.1

N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:
February 20, 2008	Investor Relations Dept.
(800) 536-7453
TORCH ENERGY ROYALTY TRUST DECLARES
FIRST QUARTER 2008 DISTRIBUTION
HOUSTON — Torch Energy Royalty Trust (“Trust”) (NYSE: TRU) (www.torchroyalty.com) today announced that there will be a cash distribution of 3.0 cents per unit, payable on March 10, 2008 to unitholders of record on February 29, 2008. This cash distribution is attributable to fourth quarter 2007 production from the underlying properties of the Trust.
Pursuant to Section 3.07 of the Trust Agreement of the Trust, the Trustee has established a cash reserve for the payment of contingent or uncertain liabilities associated with the winding up of the Trust and the pending arbitration as detailed in the attachment to this press release. The Trust has recently disclosed information on Current Report Form 8-K filed on January 31, 2008, January 28, 2008, January 25, 2008, December 21, 2007 and on the Information Statement and the unitholders are urged to read the above mentioned and all other filings with the Securities and Exchange Commission by the Trust carefully and in their entirety.
Production attributable to the Trust’s net profits interests, excluding the Robinson’s Bend field and infill wells, was 399,825 Mcf of gas and 4,495 Bbls of oil for the fourth quarter of 2007. Production attributable to the Trust’s net profits interests in the Robinson’s Bend field was 403,060 Mcf of gas for the quarter.
The average price attributable to production (excluding the Robinson’s Bend field) during the quarter ended December 31, 2007 was $4.47 per Mcf of gas after deducting gathering fees and $80.14 per Bbl of oil. Because the Trust’s index price for gas exceeded $2.26 per MMBtu during the fourth quarter, Torch Energy Marketing, Inc. (“TEMI”) was entitled to deduct 50% of such excess (“Sharing Price Adjustment”) in calculating the purchase price for production. The Sharing Price Adjustment for production attributable to the underlying properties in all four fields (excluding infill wells) during the quarter ended December 31, 2007 was $1.7 million. Additionally, TEMI accrues price credits as a result of its obligation to purchase gas for the minimum price of $1.83 per MMBtu. TEMI is entitled to recoup such credits in future periods when the Trust’s index price exceeds the minimum price. As of December 31, 2007, TEMI has no accrued price credits.
The Trust received no payments with respect to the Robinson’s Bend field during the quarter ended March 31, 2008 pertaining to the production for the quarter ended

December 31, 2007. In calculating Robinson’s Bend field net proceeds pertaining to the quarter ended December 31, 2007 production, gross revenues exceeded costs and expenses by approximately $75,000. However, the Trust will receive no payments for distributions to unitholders with respect to the Robinson’s Bend field until future proceeds exceed the sum of costs and expenses and the cumulative excess of such costs and expenses, including interest (“Robinson’s Bend Field Cumulative Deficit”). The Robinson’s Bend Field Cumulative Deficit pertaining to sales as of December 31, 2007 was approximately $225,000.
The Trust received the affirmative vote of the unitholders of more than 66 2/3% of the outstanding units to terminate the Trust at the meeting of unitholders held on January 29, 2008. Upon termination of the Trust, among other things, the Trustee is required to sell the net profits interests. No assurances can be given that the Trustee will be able to sell the net profits interests, or the price that will be distributed to unitholders following such a sale. Such distributions could be below the market value of the units.
The Trust can give no assurances of the effect of the results of the affirmative vote to terminate the Trust by the unitholders on the continued listing of the units on the New York Stock Exchange (NYSE) or any other national quotation system.
The Trust’s underlying properties are depleting assets consisting of net profits interests in proved developed oil and gas properties located in Texas, Alabama and Louisiana. Approximately 99% of the estimated reserves are gas.
Torch is a privately held, Houston-based company incorporated in 1981. It is the parent company of Torch Energy TM, Inc., Torch Energy Services Inc., Torch Energy Marketing Inc. and Torch E&P Company. Torch has a long history of owning, operating and maximizing value from large oil and gas projects. During its history, Torch has been directly responsible for the investment and management of over $3 billion in the energy industry.
Additional Information Concerning Torch, the Administrative Services Provider:
Torch Energy Advisor Incorporated (the administrative service provider of the Trust) and its subsidiaries are a party to an administrative services agreement whereby Torch and its subsidiaries provide certain administrative and related services to the Trust. See Item 13 — Administrative Services Agreement of the Form 10-K and Form 10-K/A for the period ended December 31, 2006. If Torch and its subsidiaries or TEMI were to become unable to meet their obligations to the Trust, such inability might have a material adverse effect on the operations of the Trust.
This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts in this press release, including without limitation, statements about future production, production costs and termination of the Trust (except with respect to the fact that the Trust received the affirmative vote of the unitholders to terminate the Trust), are forward looking statements. No assurances can be given that these forward looking statements will prove to be correct. Factors which could cause such forward looking statements not to be correct include, among others, the cautionary statements set forth in the Trust’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including but not limited to, the volatility of oil and gas prices, future production costs, future oil and gas production quantities, operating hazards and environmental conditions.

TORCH ENERGY ROYALTY TRUST
QUARTER ENDED MARCH 31, 2008 DISTRIBUTION (1)

	Chalkley,
	Cotton Valley
	and	Robinson's
	Austin Chalk	Bend
	Fields	Field (2)	Total

MCF
Chalkley	225,429	—
Cotton Valley	149,763	—
Austin Chalk	24,633	—
Robinson’s Bend	—	403,060

	399,825	403,060

BBLS
Chalkley	1,032	—
Cotton Valley	629	—
Austin Chalk	2,834	—
Robinson’s Bend	—	—

	4,495	—

Average price
Per MCF (after gathering fees)	$4.47	$3.85
Per BBL	$80.14	$0.00

Gas revenues, net of gathering fees	$1,786,596	$1,550,336
Oil revenues	360,220	—

	2,146,816	1,550,336

Lease operating expenses	429,400	1,332,115
Severance taxes	151,805	138,778

	581,205	1,470,893

Net proceeds before capital expenditures	1,565,611	79,443

Capital expenditures	3,553	4,135

Net proceeds	1,562,058	75,308
Cumulative Deficit	—	—

	1,562,058	75,308
Net profits percentage	95.00%	n/a

Net profits income	1,483,955	—	1,483,955

Infill Well Proceeds (Cotton Valley Fields)			—
Other Income			53,694 (3)
General and administrative expenses			(247,649)
Cash Reserve for Trust Liabilities			(1,032,000)

Distribution			$258,000

Distribution per unit			$0.0300

(1)	The quarter ended March 31, 2008 distribution mainly pertains to production during the quarter ended December 31, 2007.

(2)	The Robinson’s Bend field revenues exceeded costs and expenses during the current quarter by approximately $75,000. However, the Trust will receive no payments for distributions to unitholders with respect to the Robinson’s Bend field until future proceeds exceed the sum of costs and expenses and the cumulative excess of such costs and expenses (“Robinson’s Bend Field Cumulative Deficit”) including interest. The Robinson’s Bend Field Cumulative Deficit (including interest) pertaining to sales as of December 31, 2007 was approximately $225,000.

(3)	This amount pertains to the disgorgement of short swing profits by a unitholder.